Exhibit 99.2

Middleburg Financial Corporation Announces Fourth Quarter 2009 Dividend

Contact:	Gary R. Shook, President	540-687-4801 or
pres@middleburgbank.com

Raj Mehra, EVP & CFO	540-687-4816 or
Cfo@midleburgbank.com

Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG, VIRGINIA (February 1, 2010) – The board of directors of Middleburg Financial Corporation (NASDAQ – MBRG) today announced a $0.10 per common share cash dividend for shareholders of record as of February 12, 2010, and payable on February 26, 2010.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with eight financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg and Williamsburg. Middleburg Investment Advisors, Inc. is an SEC registered investment advisor located in Alexandria, Virginia.